Exhibit 99.1

IBM ELECTS BILL MCNABB TO ITS BOARD OF DIRECTORS

Armonk, N.Y., September 24, 2019 – The IBM (NYSE: IBM) board of directors yesterday elected F. William McNabb III to the board.

Mr. McNabb, 62, is the former chief executive officer and chairman of The Vanguard Group, Inc. He served in various leadership roles at Vanguard before being named CEO in 2008 and chairman in 2010.  He retired as CEO in 2017 and as Vanguard's board chairman a year later. He is a member of the board of directors of UnitedHealth Group and of CECP: The CEO Force For Good.

Ginni Rometty, IBM chairman, president and chief executive officer, said: "Bill McNabb is an outstanding business executive, well known for his leadership in corporate governance. His experience in global investing and deep commitment to delivering long-term shareholder value will make him a powerful addition to the IBM board."

Mr. McNabb is a graduate of Dartmouth College and earned an M.B.A. from the Wharton School of the University of Pennsylvania.

The election to the IBM board is effective October 29, 2019, at which time the IBM board will have a total of 13 directors.

Contact:  Edward Barbini
914-499-6565
barbini@us.ibm.com

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